Exhibit 99.1

LANIER UPSHAW, INC.

Financial Statements

December 31, 2019 and 2018

LANIER UPSHAW, INC.

Independent Auditor’s Report
To the Board of Directors and Stockholders of
Lanier Upshaw, Inc.
We have audited the accompanying financial statements of Lanier Upshaw, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2019 and 2018 and related statements of income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018 and the results of its operations and its cash flows for the years then ended in accordance with U.S. GAAP.
/s/ Dixon Hughes Goodman LLP

Tampa, Florida
March 17, 2020

LANIER UPSHAW, INC.
Balance Sheets

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$3,155,534	$3,807,574
Premiums and commissions receivable	2,493,817	4,018,790
Prepaid expenses and other current assets	168,217	95,171
Total current assets	5,817,568	7,921,535
Property and equipment, net	306,771	159,496
Deferred commission expense	378,207	336,688
Deposits and other assets	45,953	54,398
Total assets	$6,548,499	$8,472,117

Liabilities and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$2,953,522	$4,272,848
Producer commissions payable, net	360,780	331,327
Contract liabilities	263,063	237,608
Accrued expenses	36,926	43,593
Current maturities of long-term debt	270,465	373,784
Total current liabilities	3,884,756	5,259,160
Long-term debt, less current maturities	1,014,425	1,284,290
Total liabilities	4,899,181	6,543,450

Commitments and contingencies (Note 10)

Stockholders’ equity:
Class A common stock, $0.01 par value, 10,000,000 shares authorized, 85,540 shares issued and outstanding at December 31, 2019 and 2018	855	855
Class B common stock, $0.01 par value, 20,000,000 shares authorized, 108,240 shares issued, 16,092 and 16,120 shares outstanding at December 31, 2019 and 2018, respectively	1,083	1,083
Additional paid-in capital	1,366,399	1,366,399
Retained earnings	8,437,843	8,714,541
Treasury stock at cost, 92,148 and 92,120 shares at December 31, 2019 and 2018, respectively	(8,156,862)	(8,154,211)
Total stockholders’ equity	1,649,318	1,928,667
Total liabilities and stockholders’ equity	$6,548,499	$8,472,117

See accompanying Notes to Financial Statements.

LANIER UPSHAW, INC.
Statements of Income

	For the Years Ended December 31,
	2019	2018
Revenues:
Commissions and fees	$8,324,161	$8,303,888

Operating expenses:
Commissions, employee compensation and benefits	5,544,381	5,273,626
Other operating expenses	2,170,732	2,222,891
Depreciation expense	31,817	62,027
Total operating expenses	7,746,930	7,558,544

Operating income	577,231	745,344

Other income (expense):
Other income, net	130,503	180,389
Interest expense, net	(59,432)	(86,718)
Total other income	71,071	93,671

Net income	$648,302	$839,015

See accompanying Notes to Financial Statements.

LANIER UPSHAW, INC.
Statements of Stockholders' Equity

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Retained Earnings	Treasury Stock		Total
	Shares	Amount	Shares	Amount			Shares	Amount
Balance at January 1, 2018	85,540	$855	108,240	$1,083	$1,366,399	$8,800,526	(91,616)	$(8,117,340)	$2,051,523
Net income	—	—	—	—	—	839,015	—	—	839,015
Distributions	—	—	—	—	—	(925,000)	—	—	(925,000)
Acquisition of treasury stock	—	—	—	—	—	—	(504)	(36,871)	(36,871)
Balance at December 31, 2018	85,540	855	108,240	1,083	1,366,399	8,714,541	(92,120)	(8,154,211)	1,928,667
Net income	—	—	—	—	—	648,302	—	—	648,302
Distributions	—	—	—	—	—	(925,000)	—	—	(925,000)
Acquisition of treasury stock	—	—	—	—	—	—	(28)	(2,651)	(2,651)
Balance at December 31, 2019	85,540	$855	108,240	$1,083	$1,366,399	$8,437,843	(92,148)	$(8,156,862)	$1,649,318

See accompanying Notes to Financial Statements.

LANIER UPSHAW, INC.
Statements of Cash Flows

	For the Years Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$648,302	$839,015
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	31,817	62,027
Gain on sale of assets	—	(77,600)
Changes in operating assets and liabilities:
Premiums and commissions receivable	1,175,156	(79,258)
Prepaid expenses and other current assets	(73,046)	(36,825)
Deferred commission expense	(41,519)	(11,139)
Deposits and other assets	(24,104)	26,297
Premiums payable to insurance companies	(1,319,326)	1,126,612
Producer commissions payable, net	29,453	(34,198)
Contract liabilities	25,455	(122,420)
Accrued expenses	(6,667)	14,020
Reserve for policy cancellations	349,817	153,856
Net cash provided by operating activities	795,338	1,860,387

Cash flows from investing activities:
Purchases of property and equipment	(179,092)	(18,966)
Proceeds from sale of assets	—	56,866
Payments received on notes receivable	32,549	23,574
Net cash provided by (used in) investing activities	(146,543)	61,474

Cash flows from financing activities:
Payments on long-term debt	(373,184)	(360,490)
Distributions	(925,000)	(925,000)
Purchase of treasury stock	(2,651)	(36,871)
Net cash used in financing activities	(1,300,835)	(1,322,361)

Net increase (decrease) in cash and cash equivalents	(652,040)	599,500
Cash and cash equivalents at beginning of year	3,807,574	3,208,074
Cash and cash equivalents at end of year	$3,155,534	$3,807,574

Supplemental schedule of cash flow information:
Cash paid during the year for interest	$82,864	$102,637

See accompanying Notes to Financial Statements.

Notes to Financial Statements

1. Business and Basis of Presentation
Lanier Upshaw, Inc. (“Lanier Upshaw” or the “Company”) was founded in 1941 and incorporated in Florida in May 1956. The Company is a diversified insurance agency and services organization focused on writing healthcare, higher education, construction, property and non-profit business across the country, with particular focus throughout Florida and the southeastern United States. The Company is based in Florida with approximately 60 colleagues in offices in Lakeland and Tampa.
The financial statements of the Company have been prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”)
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates underlying the accompanying financial statements include the application of guidance for revenue recognition and allowances for estimated policy cancellations.
Recent Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The guidance in ASU 2016-02 supersedes the lease recognition requirements in Accounting Standards Codification (“ASC”) Topic 840, Leases. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The FASB has subsequently issued several additional ASUs related to leases, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-02 and extended the adoption date for nonpublic business entities. This guidance is effective for the fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Statements (“ASU 2016-13”), which amends the guidance for recognizing credit losses on financial instruments measured at amortized cost. ASU 2016-13 replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The FASB has subsequently issued several additional ASUs related to credit losses, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-13 and extended the adoption date for nonpublic business entities. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its financial statements.
In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 provides guidance on the classification of contingent consideration payments made after a business combination and other cash receipts and payments. The Company adopted ASU 2016-15 effective January 1, 2018 and has determined there is currently no impact on the Company's statements of cash flows.

Notes to Financial Statements

2. Significant Accounting Policies
Revenue Recognition
Effective January 1, 2017, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”) and all related amendments that established Topic 606.
The Company earns commission revenue by facilitating the arrangement between insurance carriers and individuals/businesses by providing insurance placement services to insureds with insurance carriers. Commission revenues are usually a percentage of the premium paid by clients and generally depend upon the type of insurance, the insurance carrier and the nature of the services provided. The Company controls the fulfillment of the performance obligation and its relationship with its insurance carriers and the outside agents. Commissions are earned at a point in time upon the effective date of bound insurance coverage as no performance obligation exists after coverage is bound.
For agency bill commission, the Company acts as an agent on behalf of the insured party for the term of the insurance policy, which is typically one year. The insured party pays the Company the full policy premium. The Company retains its commission and remits the remaining amount to the insurance carrier.
Commission revenue is recorded net of allowances for estimated policy cancellations, which are determined based on an evaluation of historical and current cancellation data.
The Company may receive a profit-sharing commission from an insurance carrier, which is based primarily on underwriting results, but may also contain considerations for volume, growth, loss performance, and/or retention. Profit-sharing commissions represent a form of variable consideration, which includes additional commissions over base commissions received from insurance carriers. Profit-sharing commissions associated with relatively predictable measures are estimated with a constraint applied and recognized at a point in time. The profit-sharing commissions are recorded as the underlying policies that contribute to the achievement of the metric are placed with any adjustments recognized when payments are received or as additional information that affects the estimate becomes available. Profit-sharing commissions associated with loss performance are uncertain and, therefore, are subject to significant reversal through catastrophic loss season and as loss data remains subject to material change. The constraint is relieved when management estimates revenue that is not subject to significant reversal, which often coincides with the earlier of written notice from the insurance carrier that the target has been achieved, or cash collection. Year-end amounts incorporate estimates based on confirmation from insurance carriers after calculation of potential loss ratios that are impacted by catastrophic losses. The financial statements include estimates based on constraints and incorporates information received from insurance carriers, and where still subject to significant changes in estimates due to loss ratios and external factors that are outside of the Company’s control, a full constraint is applied.
Due to the relatively short time period between the information gathering phase and binding insurance coverage, the Company has determined that costs to fulfill contracts are not significant. Therefore, costs to fulfill a contract are expensed as incurred.
Cash and Cash Equivalents
The Company considers all highly liquid short-term instruments with original maturities of three months or less to be cash equivalents.
The Company earns interest income on its cash and cash equivalents, which is included as a component of interest expense, net in the statements of income. The Company recognized interest income of $23,000 and $16,000 for the years ended December 31, 2019 and 2018, respectively.

Notes to Financial Statements

Premiums and Commissions Receivable, Net
In its capacity as an insurance agent or broker, the Company typically collects premiums from clients, and after deducting its authorized commissions, remits the net premiums to the appropriate insurance carriers. Premiums receivable reflect these amounts due from clients.
In direct bill situations, the insurance carriers collect the premiums directly from clients and remit the applicable commissions to the Company. Commissions receivable reflect these amounts due from insurance carriers and amounts due from insurance carriers for profit-sharing commissions.
Premiums and commissions receivable are reported net of allowances for estimated policy cancellations. The allowance for estimated policy cancellations was $504,000 and $154,000 at December 31, 2019 and 2018, respectively, which represents a reserve for future reversals in commission and fee revenues related to the potential cancellation of client insurance policies that were in force as of each year end.
Based on historical bad debt experience, the Company has determined that write-off of receivables to bad debt expense is not significant. Therefore, an allowance for doubtful accounts is not deemed necessary and the Company accounts for bad debt write-offs as they occur.
Property and Equipment, Net
Property and equipment is stated at cost. For financial reporting purposes, depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Years
Leasehold improvements	7 - 9
Computer equipment	3 - 5
Office furniture and fixtures	7
Office equipment	7
Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful life or the reasonably assured lease term at inception of the lease. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts. The difference between the net book value of the assets and proceeds from disposal is recognized as a gain or loss on disposal, which is included in other expense, net in the statements of income. Routine maintenance and repairs are charged to expense as incurred, while costs of improvements and renewals are capitalized.
Repairs and maintenance costs are expensed as incurred. The Company recorded repairs and maintenance expense of $372,000 and $376,000 for the years ended December 31, 2019 and 2018, respectively.
Property and equipment is evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of the impairment loss, if any, is measured as the amount by which the carrying value of the asset exceeds its fair value. The Company did not incur any impairment losses during the years ended December 31, 2019 and 2018.

Notes to Financial Statements

Deferred Commission Expense
The Company pays an incremental amount of compensation in the form of producer commissions on new business. These incremental costs are capitalized as deferred commission expense and amortized over five years, which represents management’s estimate of the average period over which a client maintains its initial coverage relationship with the original insurance carrier. The Company has concluded that this period is consistent with the transfer to the customer of the services to which the asset relates.
Premiums Payable to Insurance Companies
In agency bill situations, the Company receives the full policy premium from the insured party. The Company retains its commission and remits the net amount to the insurance carrier. Premiums payable represent these amounts due to insurance carriers.
Producer Commissions Payable, Net
The Company shares commissions with other agents or brokers who have acted jointly with the Company in a transaction. Commissions shared with downstream agents or brokers are recorded in commissions, employee compensation and benefits in the statements of income. The Company records commissions due to agents and brokers as producer commissions payable on the balance sheets.
Long-Term Debt
The Company records long-term debt at cost.
Treasury Stock
Treasury stock purchases are accounted for under the cost method whereby the entire cost of the acquired stock is recorded as treasury stock.
Employee Stock Ownership Plan
The cost of shares issued to the employee stock ownership plan, but not yet allocated to participants, is shown as a reduction to stockholders' equity. Compensation expense is recognized for the cash payments made to the employee stock ownership plan.
Income Taxes
The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income and is not allowed a net operating carryover or carryback as a deduction. Instead, the stockholders are liable for federal income taxes on their respective shares of Company taxable income or may claim losses to offset other taxable income on their individual returns. Therefore, no provision or liability for federal income taxes is included in the financial statements.
The Company follow ASC Topic 740, Income Taxes. A component of this standard prescribes a recognition and measurement threshold of uncertain tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.

Notes to Financial Statements

Advertising Expense
The Company expenses advertising costs as they are incurred. Advertising expense was $122,000 and $101,000 for the years ended December 31, 2019 and 2018, respectively. Advertising expense is included in other operating expenses in the statements of income.
Fair Value of Financial Instruments
The carrying amounts of the Company’s financial assets and liabilities, including cash and cash equivalents, premiums and commissions receivable, premiums payable to insurance companies, producer commissions payable and accrued expenses, approximate their fair values because of the short maturity and liquidity of these instruments.
The carrying amounts for notes receivable and long-term investments, which are included in deposits and other assets on the balance sheets, approximate their fair values and are considered Level 2 assets in the fair value hierarchy. The carrying amount for long-term debt approximates fair value and is considered a Level 3 liability in the fair value hierarchy.
Concentrations
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company manages this risk using high credit worthy financial institutions. Interest-bearing accounts and noninterest-bearing accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. Deposits exceeded amounts insured by the FDIC at December 31, 2019 and 2018. The Company has not experienced any losses from its deposits.
The Company's largest insurance carrier represented approximately 10% of the Company's commissions and fees for the year ended December 31, 2018. No single insurance carrier represented 10% or more of the Company's commissions and fees for the year ended December 31, 2019.
3. Revenue
The following table disaggregates commissions and fees revenue by major source:

	For the Years Ended December 31,
	2019	2018
Direct bill revenue (1)	$5,073,633	$4,821,840
Agency bill revenue (2)	3,018,027	3,048,582
Profit-sharing revenue (3)	173,306	309,604
Other income	59,195	123,862
Total commissions and fees	$8,324,161	$8,303,888
__________

(1)
Direct bill revenue represents commission revenue earned by facilitating the arrangement between individuals/businesses and insurance carriers by providing insurance placement services to clients with insurance carriers, primarily for private risk management, commercial risk management and employee benefits.

(2)
Agency bill revenue represents commission revenue earned through the distribution of insurance products to consumers using a network of agents and brokers on behalf of various insurance carriers. The Company acts as an agent on behalf of the insured for the term of the insurance policy.

(3)	Profit-sharing revenue represents bonus-type revenue that is earned by the Company as a sales incentive provided by certain insurance carriers.

Notes to Financial Statements

The application of Topic 606 requires the use of management judgment. The following are the areas of most significant judgment as it relates to Topic 606:

•	The Company considers the policyholders as representative of its customers.

•
The Company recognizes separately contracted commissions revenue at the effective date of insurance placement and considers any ongoing interaction with the customer to be immaterial in the context of the contract.

•	Variable consideration includes estimates of direct bill commissions, a reserve for policy cancellations and an estimate of profit-sharing income.

•
Due to the relatively short time period between the information gathering phase and binding insurance coverage, the Company has determined that costs to fulfill contracts are not significant. Therefore, costs to fulfill a contract are expensed as incurred.

Contract Assets and Liabilities
Contract assets arise when the Company recognizes revenue for amounts which have not yet been billed and contract liabilities relate to payments received in advance of performance under the contract before the transfer of a good or service to the customer. Contract assets are included in premiums and commissions receivable, net on the balance sheets. The balances of contract assets and liabilities arising from contracts with customers were as follows:

	December 31,
	2019	2018
Contract assets	$2,354,085	$2,119,192
Contract liabilities	263,063	237,608
During the year ended December 31, 2019, the Company recognized revenue of $238,000 related to the contract liabilities balance at December 31, 2018.
Deferred Commission Expense
The Company pays an incremental amount of compensation in the form of producer commissions on new business. In connection with the adoption of ASC Topic 340, Other Assets and Deferred Costs, on January 1, 2017, these incremental costs are deferred and amortized over five years. Deferred commission expense represents employee commissions that are capitalized and not yet expensed.
The table below provides a rollforward of deferred commission expense:

	For the Years Ended December 31,
	2019	2018
Balance at beginning of year	$336,688	$325,549
Costs capitalized	183,866	159,346
Amortization	(142,347)	(148,207)
Balance at end of year	$378,207	$336,688

Notes to Financial Statements

4. Property and Equipment, Net
Property and equipment, net consists of the following:

	December 31,
	2019	2018
Building improvements	$610,661	$438,696
Computer equipment	377,335	370,208
Office furniture and fixtures	332,345	332,345
Office equipment	150,972	150,972
Total property and equipment	1,471,313	1,292,221
Less: accumulated depreciation	(1,164,542)	(1,132,725)
Property and equipment, net	$306,771	$159,496
Depreciation expense recorded for property and equipment was $32,000 and $62,000 for the years ended December 31, 2019 and 2018, respectively.
5. Long-Term Debt
Long-term debt consists of the following:

	December 31,
	2019	2018
6% unsecured note payable to former stockholder, payable in monthly installments of principal and interest of $8,406 through November 2025	$501,364	$569,910
6% unsecured note payable to former stockholder, payable in monthly installments of principal and interest of $7,339 through November 2025	437,722	497,567
6% unsecured note payable to former stockholder, payable in monthly installments of principal and interest of $16,534 through June 2020	97,489	283,929
Unsecured note payable to former stockholder, payable in monthly installments of $2,622, including interest based on January's Applicable Federal Rate each year, 2.85% and 2.16% at December 31, 2019 and 2018, respectively, through May 2026	185,532	211,515
6% unsecured note payable to former stockholder, payable in monthly installments of principal and interest of $1,119 through June 2025	62,783	72,140
6% unsecured note payable to former stockholder, payable in monthly installments of principal and interest of $2,621 through September 2019	—	23,013
Total long-term debt	1,284,890	1,658,074
Less current maturities	270,465	373,784
Long-term debt, less current maturities	$1,014,425	$1,284,290
The amounts and terms of the aforementioned debt to former stockholders is not necessarily indicative of the amounts and terms that the Company would have incurred had comparable transactions taken place with independent parties. The Company recorded interest expense on long-term debt of $83,000 and $103,000 for the years ended December 31, 2019 and 2018, respectively, which is included in interest expense, net in the statements of income.

Notes to Financial Statements

Aggregate maturities of long-term debt during each of the next five years and thereafter are as follows:

Year Ending December 31,	Amount
2020	$270,465
2021	182,768
2022	193,139
2023	204,123
2024	215,756
Thereafter	218,639
Total	$1,284,890
6. Stockholders' Equity
The Company has 10,000,000 authorized Class A common shares with a par value of $0.01 per share, which have voting rights, and 20,000,000 authorized Class B common shares with a par value of $0.01 per share, which are non-voting. Except for the voting rights of the Class A common stock, shares of Class A common stock and Class B common stock are identical with respect to rights and privileges, including value and economic rights. In the event of voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the holders of Class A common stock and Class B common stock share equally in the distributions.
7. Related Party Transactions
The Company leases office space in Lakeland, Florida from a related party under an operating lease agreement, which requires monthly payments of approximately $24,200 through May 2021, at which time monthly payments increase to $25,400. The lease expires in May 2026. The Company incurred related party rent expense in connection with this lease agreement of $310,000 for each of the years ended December 31, 2019 and 2018. Refer to Note 10 for additional information regarding the Company's operating leases.
8. Profit-Sharing Plan
The Company sponsors a profit-sharing plan that covers substantially all full-time employees. Contributions to the profit-sharing plan are made at the discretion of the Company's board of directors. There were no contributions to the profit-sharing plan for the years ended December 31, 2019 and 2018.
9. Employee Stock Ownership Plan
The Company sponsors a noncontributory employee stock ownership plan ("ESOP") for all employees who meet the eligibility requirements. Employees must be 21 years of age and have completed one year of service to become eligible. The Company makes discretionary contributions to the ESOP as determined annually by the board of directors. Contributions to the ESOP and shares released from the suspense account are allocated to participants based on relative eligible compensation. Benefits become 100% vested after six years of accredited service.
The Company recorded ESOP compensation expense of $120,000 during each of the years ended December 31, 2019 and 2018. The ESOP held 37,040 shares of the Company's Class A common stock at December 31, 2019 and 2018.

Notes to Financial Statements

10. Commitments and Contingencies
Legal
The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.
Operating Leases
The Company leases office space under two separate operating leases. The lease agreements provide for aggregate monthly payments of $32,000 and expiring in April 2020 and May 2026.
Approximate future minimum rental payments under the Company's operating lease agreements are as follows:

Year Ending December 31,	Amount (1)
2020	$321,044
2021	298,750
2022	305,000
2023	305,000
2024	305,000
Thereafter	432,083
Total	$1,966,877
__________

(1)	Future minimum rental payments have not been reduced by the amount of sublease rentals due in the future under the noncancelable sublease described below.
The Company subleases its office space to third parties under two separate noncancelable leases. The lease agreements currently provide for monthly rental receipts of $10,000 that expire through May 2022. Rental expense, net is comprised of the following:

	For the Years Ended December 31,
	2019	2018
Rental expense	$418,035	$410,535
Less: sublease rental income	(130,434)	(123,457)
Net rental expense	$287,601	$287,078
11. Subsequent Events
The Company has evaluated events and transactions occurring subsequent to December 31, 2019 as of March 17, 2020, the date the financial statements were available to be issued.
On December 17, 2019, the Company entered into an asset purchase agreement with an unrelated third party to sell significantly all its assets and liabilities for consideration consisting of $24.5 million of cash, 389,727 shares of the purchaser's Class A common stock and maximum potential contingent earnout consideration of $11.0 million. The transaction had an effective date of January 1, 2020 and resulted in a change in control.
The Company's long-term debt was settled on January 1, 2020 with funds from the asset purchase agreement.

Notes to Financial Statements

On December 16, 2019, the Company entered into a redemption agreement for shares held by the ESOP, pursuant to which the Company redeemed 37,040 issued and outstanding shares for $10.0 million, subject to adjustment for a net working capital surplus or deficit related to the asset purchase agreement. The closing of the redemption agreement was contingent upon the closing of the asset purchase agreement, and therefore, had an effective date of January 1, 2020.
In January 2020, the Company amended its related party operating lease agreement previously discussed in Note 7 to extend the lease term so that the lease now expires in December 2030.